ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 THRUCOMM, INC.

         1.  The name of the corporation is Thrucomm, Inc. (the "Corporation").

         2. Pursuant to Sections 607.0602(4) and 607.1006 of the Florida Business Corporation Act, Article IV of the Articles of Incorporation of the Corporation, is hereby amended to read as follows:

                            "ARTICLE IV-CAPITAL STOCK"

                  SHARES AUTHORIZED. The aggregate number of shares of stock which the Corporation shall have authority to issue shall be one hundred twenty-five million (125,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, without par value (the "Common Stock"), and twenty-five million (25,000,000) shares shall be preferred stock with a par value of $.001 per share (the "Preferred Stock").

               PREFERRED STOCK.

               A.   IN GENERAL.

               (i) Shares of Preferred Stock may be issued from time to time, in one or more series (each, a "Series"), with such designations, assigned values, preferences and relative, participating, optional or other rights, qualifications, limitation or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of each such Series, adopted by the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a certificate (a "Certificate of Designation") made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Florida in order to make the same effective. Each Series shall consist of such number of shares as shall be stated in such resolution or resolutions providing for the creation, preferences, limitations, and relative rights of such Series.

               (ii) All shares of a Series shall have preferences, limitations and relative rights identical with those of other shares of the same Series.

               (iii)  All   shares  of  one  Series   shall  have   preferences,
          limitations and relative rights identical with those of other shares of another Series, except to the extent otherwise provided in the
          Certificate  of  Designation  for  a  Series,   which  Certificate  of
          Designation is contained in articles of amendment to these Articles of Incorporation, which articles of amendment have been delivered to the Department of State of the State of Florida for filing.
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               (iv) Except as limited by law or  elsewhere  in this  Article IV, the preferences, limitations and relative rights of shares of a Series created under this Article IV shall be determined by the Board of Directors who shall have the power to decide the following terms:

               (a)  whether the shares shall be participating;

               (b) the dividend rate or rates, if any, on the shares and the relation which dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation;

               (c) the terms and conditions upon which and the periods in respect to which any such dividends shall be payable;

               (d) whether and upon what conditions any dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

               (e) whether the shares shall be limited in dividends, if any, or whether they shall participate in dividends over and above the dividend rate, if any, provided for the shares;

               (f) whether any such dividends shall be payable in cash, in shares of such Series, in shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, or in other property, or in more than one of the foregoing;

               (g) whether the shares shall be redeemable or callable, the limitations and restrictions with respect to such redemption or call, the time or times of redemption, and the price or prices (which may be greater than par value) at which and the manner in which shares shall be redeemable or callable, including the manner of selecting shares for redemption if less than all shares are to be redeemed or called;

               (h) whether the shares shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions the purchase, retirement or sinking fund shall be cumulative on non-cumulative, and the extent to which and the manner in which the fund shall be applied to the purchase or redemption of the shares for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

               (i) the terms on which shares shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, and the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

               (j) the extent to which holders of shares shall be entitled to vote generally with respect to matters relating to the Corporation and the matters on which the holders of shares shall be entitled to vote as a class;
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               (k)  the   preferences,   in   respect   to  the  assets  of  the
                    Corporation,   upon   liquidation   or  winding  up  of  the
                    Corporation including the amount (which may be greater than par value) payable to holders before any amount is payable to holders of Common Stock;

               (l) any other preferences, privileges and powers, and relative, participating, optional or other special rights and qualifications of or limitations or restrictions which the Board of Directors may deem advisable, provided they are not inconsistent with the provisions of these Articles of Incorporation.

               B.   SERIES AUTHORIZED.

               (i) The Corporation shall have the authority to issue one (1) share of each series of Mandatory Convertible Preferred Stock, Series A-P ("Series A-P Preferred Stock"), with such preferences, limitations and relative rights thereof as stated and expressed in the resolution providing for the issue of each such series, adopted by the Board of Directors, pursuant to the authority herein given, a copy of which resolution has been set forth in a Certificate of Designation and attached hereto as Appendix A.

               (ii) The Corporation shall have the authority to issue one million, four hundred twenty-eight thousand, five hundred seventy-one (1,666,667) shares of Senior Convertible Preferred Stock, Series A, with such preferences, limitations and relative rights thereof as stated and expressed in the resolution providing for the issue of such series, adopted by the Board of Directors, pursuant to the authority herein given, a copy of which resolution has been set forth in a Certificate of Designation and attached hereto as Appendix B.

               (iii) The Corporation shall have the authority to issue two million two hundred thousand (2,200,000) shares of Senior Convertible Preferred Stock, Series B, with such preferences, limitations and relative rights thereof as stated and expressed in the resolution providing for the issue of such series, adopted by the Board of Directors, pursuant to the authority herein given, a copy of which resolution has been set forth in a Certificate of Designation and attached hereto as Appendix C."

         3. At a joint meeting of Board of Directors and the shareholders of the Corporation held on December 31, 1997, adjourned and reconvened on January 5, 1998:

               (i) the foregoing amendment relating to the Series A-P Preferred Stock was duly adopted by the Board of Directors and approved by the sole holder of the only outstanding share of Common Stock of the Corporation.

               (ii) the foregoing amendments relating to the Series A and the Series B Senior Convertible Preferred Stock were duly adopted by the Board of Directors, and approved by the holders of Series A-P Preferred Stock, each such Series A-P voting separately as a class,


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          which Series A-P are the only classes of the Corporation's  authorized shares entitled to vote on the amendments relating to the Series A and the Series B Senior Convertible Preferred Stock. The favorable vote of such shareholders was sufficient for approval.



     IN WITNESS WHEREOF, THRUCOMM, INC. has caused its corporate seal to be affixed hereunto and these Articles of Amendment to be duly executed by its President and attested to by its Secretary, this ____ day of January, 1998.



                                 THRUCOMM, INC.

                                 By:____________________________
                                 Name:    Mark J. Giannini
                                 Title:   President










[Corporate Seal]

Attest:

By:______________________________
Name:    John F. Kolenda
Title:   Secretary






















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STATE OF FLORIDA           }
                           }
COUNTY OF HILLSBOROUGH     }


         Before me, the undersigned authority, personally appeared John F. Kolenda, who is to me well known to be the person described in and who subscribed the above Articles of Amendment to the Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the use and purposes therein mentioned and set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at in said County and State this day of January, 1998.



                                               ________________________________
                                               Notary Public, State of Florida
                                               My Commission Expires:




































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